Exhibit 99.2

Enable Holdings, Inc. Appoints Two New Directors to the its Board of Directors

Chicago, February 11, 2010 – Enable Holdings, Inc. (OTCB: ENAB.OB), (the “Company”), one of the leading asset recovery solution providers for products of the world’s most trusted brands, with operating subsidiaries uBid, Inc., Red.Tag.com, RedTagLive!, Dibu Trading Corporation and Commerce Innovators, announced today, the appointment of Don Miller and Jeffry Parell to serve on its Board of Directors.

Appointment of Don Miller as a New Director

Mr. Miller has been on the Board of Directors of Multiband Corporation since September 2001 and was elected Chairman of the Board in April 2002.  Mr. Miller is also a member of Multiband’s Audit and Compensation Committees.  Mr. Miller worked for The Schwan Food Company from 1962 to 2007, and was a former Chief Financial Officer of the Schwan Food Company.  On January 1, 2009, Mr. Miller was appointed to the Board of Directors of The Schwan Food Company.  He is also the Chairman of its Finance Committee and a member of the Audit and Risk Committees at The Schwan Food Company.  Mr. Miller is also on the Board of Directors of FoodShacks, Inc. and Webdigs, Inc. and is a member on their respective Audit Committee.

The Board of Directors also appointed Mr. Miller to serve on the Company’s Audit and Compensation Committees.

Appointment of Jeffry J. Parell as a New Director

Mr. Parell currently serves as the Executive Vice President and Chief Operations Officers of Vanguard Rental Car, the parent company of National Car Company and Alamo Rent a Car.  From 2003 until 2009, Mr. Parell served various roles at National Car Company and Alamo Rent a Car.  From 2000 until 2003 Mr. Parell served as the President and Chief Executive Officer of Velocity Express and from 2001 until 2003, he also served as the Chief Executive Officer of its parent company, United Shipping & Technology, Inc.  Mr. Parell currently serves on the Board of the TreeHouse organization.

The Board also appointed Mr. Parell to serve on the Company’s Compensation and Nominating Committees.

About Enable Holdings, Inc and its subsidiaries

The Company, through its operating subsidiaries uBid, Inc., Red.Tag.com, RedTagLive!, Dibu Trading Corporation and Commerce Innovators, offers business-to-consumer and business-to-business online and offline marketplaces in the United States. The Company connects companies, with excess inventory solution needs, with products that include brand names  to corporate and consumer customers.  It provides multi-channel asset recovery solutions that includes online auction platform uBid.com, fixed-price online commerce solution RedTag.com, offline excess inventory solution RedTag Live!, business-to-business solution Dibu Trading Corporation, and upcoming private auction software solution Commerce Innovations.

The Company’s comprehensive solution set efficiently matches corporate sellers and buyers (that are both corporate and consumers) through its various commerce solutions. The Company has helped thousands of businesses sell over $2 billion of excess inventory over the past ten years and has saved consumers hundreds of millions of dollars in the process.  Through its diverse, and complementary, channels of distribution, the Company’s marketplace employs a combination of auction style and fixed price formats which offers its sellers a comprehensive asset recovery solution.

SEC Filings and Forward-Looking Statements

Additional information about the Company is available in the Company’s annual report in Form 10-K and latest quarterly financial report in Form 10-Q, filed with the Securities and Exchange Commission.  Certain statements made in this release are forward-looking statements.  Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of the Company and markets in which the Company operates.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements.  Factors which may affect the forward looking statements identified above and the Company’s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which the Company and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of the Company to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of the Company to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally and the ability of the Company to attract and retain qualified personnel. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by the Company.